Exhibit 99.34

This business combination is made for the securities of a foreign company.  The business combination is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in the business combination, such as in open market or privately negotiated purchases.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (Sole-Shareholder Company) (Formerly known as CONCURSOS MULTIPLATAFORMAS, S.A. (Sole-Shareholder Company)

Abridged Financial Statements for the year ending 31 December 2018

DISCLAIMER: The English version is a translation of the original in Spanish for information purposes only. In case of a discrepancy, the Spanish original will prevail.

CONTENTS

1.                   Abridged balance sheet at 31 December 2018

2.                   Abridged Statement of profit and loss for the year ending 31 December 2018

3.                   Abridged Statement of Changes in Equity for the year ending 31 December 2018

4.                   Notes to the Abridged financial Statements for the year ending 31 December 2018

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (formerly Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Abridged balance sheet at 31 December 2018

(Expressed in euros)

	Notes	2018	2017(*)
ASSETS
NON-CURRENT ASSETS		4,253	21,173
Intangible Assets	5	—	20,850
Deferred tax assets	9	4,253	323
CURRENT ASSETS		1,931,965	3,538,577
Trade and other receivables	6.1	—	1,714,931
Customers by sales and trade receivables		—	1,714,931
Current investments in groups companies and associates	6.1, 11	1,758,160	1,132,254
Cash and other equivalent liquid assets	7	173,805	691,392
TOTAL ASSETS		1,936,218	3,559,750

(*) The financial year 2017 includes the period elapsed since 11 January 2017 (date of incorporation) until 31 December 2017 (see Note 1).

Notes 1 to 14 described in the accompanying Abridged Report form an integral part of the Abridged Balance at 31 December 2018.

Madrid, 7 June 2019

Paolo Vasile	Mario Rodríguez Valderas	Massimo Musolino	Manuel Villanueva de Castro

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (formerly Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Abridged balance sheet at 31 December 2018

(Expressed in euros)

	Notes	2018	2017(*)
EQUITY AND LIABILITIES
NET EQUITY		1,790,027	2,045,944
CAPITAL AND RESERVES		1,790,027	2,045,944
Capital	8	60,000	60,000
Share capital		60,000	60,000
Reserves	8	1,556,181	—
Other partner contributions	8	429,763	429,763
Profit and Loss for the year	3	(255,917)	1,556,181
CURRENT LIABILITIES		146,191	1,513,806
Short-term debts	6.2	15,800	15,800
Borrowings from group companies and associates	6.2, 9	—	518,512
Commercial creditors and other accounts payable		130,391	979,494
Suppliers	6.2	86,786	616,870
Suppliers, group companies and associates	6.2	43,519	184,822
Other payables to the Public Administration	9	86	177,802
TOTAL EQUITY AND LIABILITIES		1,936,218	3,559,750

(*) The financial year 2017 includes the period elapsed since 11 January 2017 (date of incorporation) until 31 December 2017 (see Note 1).

Notes 1 to 14 described in the accompanying Abridged Report form an integral part of the Abridged Balance at 31 December 2018

Madrid, 7 June 2019

Paolo Vasile	Mario Rodríguez Valderas	Massimo Musolino	Manuel Villanueva de Castro

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (Sole-Shareholder Company) (formerly Concursos Multiplataformas, S.A. (Sole-Shareholder Company)

Abridged Income Statement of profit and loss for the year ending 31 December 2018

(Expressed in euros)

	Notes	2018	2017(*)
CONTINUING OPERATIONS
Revenue	10	114,975	4,861,282
Procurements	10	37,082	(959,928)
Other operating income		210	—
Other operating expenses	10	(167,632)	(1,819,527)
Amortisation of the fixed assets	5	(4,872)	(5,747)
Impairment and gains or losses on disposals of financial instruments	5, 6.1	(320,191)	—
PROFIT FROM OPERATIONS		(340,428)	2,076,080
Finance income		3	—
Financial costs		(797)	(1,172)
FINANCIAL RESULT		(794)	(1,172)

PROFIT AND LOSS BEFORE TAX		(341,222)	2,074,908
Corporation Tax	9	85,305	(518,727)
PROFIT AND LOSS FOR THE YEAR		(255,917)	1,556,181

(*) The financial year 2017 includes the period elapsed since 11 January 2017 (date of incorporation) until 31 December 2017 (see Note 1).

Notes 1 to 14 described in the accompanying Abridged Report form an integral part of the Abridged Income Statement for the year 2018.

Madrid, 7 June 2019

Paolo Vasile	Mario Rodríguez Valderas	Massimo Musolino	Manuel Villanueva de Castro

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (Sole-Shareholder Company) (formerly Concursos Multiplataformas, S.A. (Sole-Shareholder Company)

Abridged statement of changes in equity for the year ended 31 December 2018

(Expressed in euros)

A)            State of Abridged Recognised Revenue and Expenses for the year ending 31 December 2018

	2018	2017(*)

Profit for the period	(255,917)	1,556,181
Income and expenses directly recognised to equity
From measurement of financial instruments	—	—
For cash flow hedges	—	—
Conversion differences	—	—
Grants, donations and heritages received	—	—
For actuarial gains and losses and other adjustments	—	—
Tax effect	—	—
Total income and expense recognized directly in equity	—	—
Transfers to Profit or Loss
By valuation of financial instruments	—	—
For cash flow hedges	—	—
Grants, donations and heritages received	—	—
Tax effect	—	—
Total amounts transferred to income statement	—	—

TOTAL RECOGNISED INCOME AND EXPENSE	(255,917)	1,556,181

(*) The financial year 2017 includes the period elapsed since 11 January 2017 (date of incorporation) until 31 December 2017 (see Note 1).

Notes 1 to 14 described in the accompanying Abridged Report form an integral part of the Status of Abridged Recognised Revenue and Expenses for the year 2018.

Madrid, 7 June 2019

Paolo Vasile	Mario Rodríguez Valderas	Massimo Musolino	Manuel Villanueva de Castro

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOCIEDAD UNIPERSONAL) (formerly Concursos Multiplataformas, S.A. (Sole-Shareholder Company)

Abridged statement of changes in equity for the year ended 31 December 2018

(Expressed in euros)

B)            Total abridged statement in equity for the year ended 31 December 2018

	Share Capital (Note 8)	Contributions from shareholders or owners (Note 8)	Legal reserve (Note 8)	Voluntary reserves	Profit and Loss for the year	TOTAL

BALANCE ON 11 January 2017 (*)	60,000	—	—	—	—	60,000
Total recognised income and expense	—	—	—	—	1,556,181	1,556,181
Transactions with shareholders or owners
Contributions from shareholders (Note 8)	—	429,763	—	—	—	429,763
BALANCE AT END OF 2017	60,000	429,763	—	—	1,556,181	2,045,944

ADJUSTED BALANCE, START OF 2018	60,000	429,763	—	—	1,556,181	2,045,944
Total recognised income and expense	—	—	—	—	(255,917)	(255,917)
Transactions with shareholders or owners
Distribution of profit and loss	—	—	12,000	1,544,181	(1,556,181)	—
BALANCE AT END OF 2018	60,000	429,763	12,000	1,544,181	(255,917)	1,790,027

(*) The financial year 2017 includes the period elapsed since 11 January 2017 (date of incorporation) until 31 December 2017 (see Note 1).

Notes 1 to 14 described in the accompanying Notes form an integral part of the Total Statement of Changes in Net Equity for the year 2018.

Madrid, 7 June 2019

Paolo Vasile	Mario Rodríguez Valderas	Massimo Musolino	Manuel Villanueva de Castro

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

1.           ACTIVITY OF THE COMPANY

Group Audiovisual Mediaset España Comunicación, S.A. (Sole-Shareholder Company) (formerly Concursos Multiplataformas, S.A. (Sole-Shareholder Company) was incorporated on 11 January 2017, with the corporate purpose of carrying out the activities of a gaming and betting operator, including the organisation, marketing and exploitation of games, bets, raffles, contests and, in short, of any others in which amounts of money or economically evaluable objects are at risk in any way, on future and uncertain results, and that allow their transfer among the participants, regardless of whether the degree of skill of the players predominates in them or whether they are exclusively or fundamentally based on luck, bet or chance, including advertising, promotion and sponsorship of such activities. All this in accordance with Law 13/2011, of 27 May, regulating the game.

Its registered and fiscal address was established in Madrid, Carretera Fuencarral a Alcobendas, 4, 28049, Madrid.

The Company was incorporated by the firm Premiere Megaplex, S.A. (Sole-Shareholder Company) as Sole Shareholder.

On 12 January 2017, the segregation project of Premiere Megaplex, S.A. (Sole-Shareholder Company), in favour of Concursos Multiplataformas, S.A. (Sole-Shareholder Company) was signed, by which the business of contests was split in favour of the latter, the online gambling business remaining as Premiere Megaplex, S.A. (Sole-Shareholder Company).

Said segregation project was registered in the Mercantile Registry of Madrid on 23 February 2017.

On 24 February 2017, 100% of the share capital of Concursos Multiplataformas, S.A. was sold (Sole-Shareholder Company) to Mediaset España Comunicación, S.A., which is since then its Sole Shareholder.

The Company’s functional currency is the Euro.

On 5 November 2018, the Company filed with the General Directorate for the Regulation of Gambling the notification of renouncement of the unique and general Game Licences of which it was the owner, thus requesting the extinction of the Licences.

On 21 January 2019, the Company received a Resolution from the General Directorate for the Regulation of Gambling in which the resignation made by the Company in relation to the Game licences of the singular and general type it was in possession of was accepted.

On 4 June 2019, the Sole Shareholder of the Company agreed to modify the corporate name of the previous Concursos Multiplataformas, S.A. (Sole-Shareholder Company) to the current Grupo Audiovisual Mediaset España Comunicación, S.A. (Sole-Shareholder Company) and, also, has agreed to modify the previous administration body, formed by a single administrator, by a Board of Directors formed by 4 directors, all of whom having accepted the appointments on the same date.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

Both resolutions passed by the Sole Shareholder have been notarised on 6 June 2019 and are in the process of being registered in the Mercantile Registry.

All these agreements are framed within a corporate transaction in the process of being carried out by the Grupo Mediaset España Comunicación, detailed in Note 2.3.

2.          BASIS OF PRESENTATION OF THE ABRIDGED FINANCIAL STATEMENTS

2.1  Regulatory financial reporting framework applicable to the Company

These abridged financial statements were prepared by the directors in accordance with the regulatory financial reporting framework applicable to the Company, established in:

a.              The Spanish Commercial Code and all other mercantile law.

b.              The General Accepted Accounting Plan approved by Royal Decree 1514/2007, which was amended by Royal Decree 602/2016, and its industry adaptations.

c.               The mandatory compliance rules approved by the Accounting and Audit of Accounts in development of the General Accounting Plan and its complementary norms.

d.              All other applicable Spanish accounting legislation.

The figures shown in these financial statements are presented in euros unless otherwise indicated.

2.2      True and fair view

The abridged financial statements were prepared from the Company’s auxiliary accounting records, taking into account current accounting legislation in order to present fairly the Company’s equity, financial position and results of operations.

In the present Abridged Financial Statements, the information or breakdowns that, not requiring detail due to their qualitative importance, have been considered non-material or of relative importance according to the concept of materiality or relative importance defined in the conceptual framework of the PGC 2007.

2.3      Formulation of abridged financial statements

These Abridged Financial Statements correspond to the individual accounts of the Company. The company does not formulate Consolidated Annual Accounts and is dependent on the Company Mediaset España Comunicación, S.A., which does present Consolidated Annual Accounts. These Consolidated Financial Statements and the Consolidated Management Report for the year 2018 have been formulated in a timely manner and will be deposited with the corresponding audit report in the Mercantile Registry of Madrid within the legally established terms.

The Consolidated Annual Accounts of the group headed by Mediaset España Comunicación, S.A. of the financial year 2017 were formulated by the Directors of the Parent Company at the Board meeting held on 27 February 2018.

The present Abridged Financial Statements for the financial year 2018 were initially formulated by the Sole Director of the Company on 27 March 2019. On 7 June 2019 these abridged

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

financial statements have been modified by the current directors to include further information, incorporated in the section “Application of the operating company principle” of this Note, as well as in Note 1 of “Activity of the Company” and Note 14 of “Relevant Subsequent Events” and will be subject to the approval of the Sole Shareholder, the estimation being that they will be approved without any modification.

Application of the business principle in operation

During the year 2018, as indicated in Note 1 and reflected in the accompanying abridged income statement, the Company has ceased to operate its main activity.

Notwithstanding the foregoing, the financial statements of the Company at 31 December 2018 present a situation of both equity and positive financial, with equity of 1,790,027 euros and working capital of 1,785,160 euros, furthermore the Company has the support of its Sole Shareholder through the credit line that has been granted to it and from which no balance has been arranged, as reflected in Note 7.

On 7 June 2019, Mediaset España Comunicación, S.A., Sole Shareholder of the Company, has informed the National Securities Market Commission by means of a relevant event that it is carrying out an operation of a corporate nature with its current parent company, Mediaset S.p.A. and another company of the Mediaset Italia Group, Mediaset Investment, N.V.

This operation includes, as a previous step, certain preliminary reorganisations aimed at maintaining the operations and business of Mediaset Italia and Mediaset España in their respective countries and substantially unaltered.

Among these preliminary reorganisations is the spin-off operation by Mediaset España Comunicación, S.A. of all its wealth, assets and liabilities, including its interests in other organisations, to a direct and wholly owned Spanish subsidiary, receiving in exchange Mediaset España Comunicación, S.A. the totality of the shares of the beneficiary company.

This transaction was approved by the Board of Directors of Mediaset España Comunicación, S.A., identifying the Company as a beneficiary company, Grupo Audiovisual Mediaset España Comunicación, S.A. (Sole-Shareholder Company).

The detailed segregation operation will be subject to approval by the General Shareholders’ Meeting of Mediaset España Comunicación, S.A. and likewise, it is conditioned to obtain the regulatory authorisation of the Secretary of State for Digital Advance, belonging to the Ministry of Economy and Business.

The Directors of the Company consider that the aforementioned authorisations will be obtained and, consequently, the Company will receive all of the wealth, assets and liabilities of its Sole Shareholder.

In this context, these abridged financial statements have been formulated applying the accounting principle of the company in operation, considering that there are no factors that cast doubt on it.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

2.4      Comparative information

The application of the accounting criteria in the 2018 and 2017 financial years has been uniform, therefore there are no operations or transactions that have been recorded following different accounting principles that could lead to discrepancies in the interpretation of the comparative figures for both periods.

2.5      Key issues in relation to the assessment and estimation of uncertainty

In preparing the Company’s Abridged Financial Statements, the Company’s Directors have had to use judgements, estimates and assumptions that affect the application of accounting policies and the balances of assets, liabilities, income and expenses and the breakdown of assets and contingent liabilities as of the date of issuance of these Abridged Financial Statements. The estimates and related assumptions are based on historical knowledge and other diverse factors that are understood as reasonable according to the circumstances, whose results constitute the basis to establish judgements about the book value of assets and liabilities that are not easily available through other sources. The respective estimates and hypotheses are reviewed continuously; the effects of revisions to accounting estimates are recognised in the period in which they are made, if they affect only that period, or in the period of the revision and future ones, if the review affects both. However, the uncertainty inherent in the estimates and hypotheses could lead to results that could require an adjustment of the book values of the assets and liabilities affected in the future.

Apart from the general process of systematic estimates and their periodic review, the Directors carry out certain value judgements on issues with a special impact on the Abridged Financial Statements.

The main judgements, as well as the estimates and hypotheses, regarding future events and other sources of uncertain estimation at the date of formulation of the AAbridged Financial Statements that have a significant risk of causing significant corrections in assets and liabilities are the following:

Taxation

Under the current law, taxes cannot be considered definitive until they have been inspected by the tax authorities, or the limitation period of four years for each of the taxes to which the Company is subject has expired. In the opinion of the Directors, there are no contingencies that could result in additional liabilities of consideration for the Company in case of inspection.

Impairment on non-current assets

The assessment of non-current assets, other than capital assets, requires estimates to be made for the purpose of determining their fair value, in order to evaluate any possible impairment. In order to determine this fair value, the Company’s directors estimate the future cash flows expected from the assets or of the cash-generating unit to which it belongs using a discount rate appropriate for calculating the current value of those cash flows.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

Useful life of intangible assets

The Company periodically reviews the useful lives of its intangible assets, adjusting the provisions to amortisation prospectively in case of modification of the estimate.

Calculation of the fair values, of the values in use and of the current values

The estimation of fair values, values in use and current values implies the calculation of future cash flows and the assumption of hypotheses regarding the future values of the flows as well as the discount rates applicable to them. Estimates and related assumptions are based on historical experience and other diverse factors that are understood as reasonable according to the circumstances.

2.6      Grouping of items

Certain items of the abridged Balance, the abridged Income Statement and the abridged Statement of Changes in equity are presented in a grouped manner to facilitate understanding, although, to the extent that it is significant, the included information has been disaggregated in the abridged Notes of the Financial Statements.

2.7      Environment

In view of the business activities carried out by the Company, it does not have any environmental liability, expenses, assets, provisions or contingencies that might be material with respect to its net worth, financial position or results. For this reason, specific breakdowns are not included in this Report of the abridged notes to the financial statements regarding information on environmental issues.

3.           ALLOCATION OF PROFIT

The Directors of the Company will propose to the Sole Shareholder, distribute the Profit for the year according to the following detail:

Euros
Basis of distribution
Profit/(loss)	(255,917)
Total	(255,917)

Distribution
Prior years’ losses	(255,917)
Total	(255,917)

Restrictions on the distribution of dividends

The Company is obliged to transfer 10% of profit for the year to the legal reserve until the balance of this reserve reaches at least 20% of share capital. This reserve is not distributable to shareholders until it exceeds 20% of share capital.

Once the legal or statutory requirements are met, dividends may only be distributed out of profit for the year or from unrestricted reserves, provided that the value of the equity is not

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

lower than that of share capital or does not fall below share capital as a result of this distribution. For these purposes, profit allocated directly to equity may not be distributed either directly or indirectly. If there are retained losses that cause the value of the Company’s equity to be less than its share capital, the profit will be used to offset these losses.

4.           ACCOUNTING AND VALUATION STANDARDS

The principal standards of accounting and valuation used by the Company in preparing these abridged financial statements are as follows:

Intangible assets

Intangible assets are valued at their acquisition price or production cost, less accumulated amortisation and the possible losses due to impairment of their value. An intangible asset is recognised as such if and only if it is probable that it will generate future benefits to the Company and that its cost can be reliably valued.

Included in the purchase price or production cost are the financial expenses of specific or generic financing accrued prior to the putting into operation of those assets that need more than a year to be in conditions of use.

Intangible assets are amortised systematically over their estimated useful lives and their recoverability is analysed when events or changes occur that indicate that the net book value may not be recoverable. The methods and amortisation periods applied are reviewed at the end of the year, and if appropriate, adjusted prospectively.

If the rights derived from the administrative concession are lost due to non-compliance with the agreed conditions, the net book value of the same will be imputed to the results of the period and, simultaneously, a provision will be made for risks and expenses, estimated in accordance with contractual conditions, to cover compensation, penalties, etc. that can be produced by the non-compliance.

The general licences have a duration of 10 years and can be extended for a period of identical duration. These licences are amortised on a straight-line basis over a period of 10 years.

Singular licences have a minimum duration of 1 year and a maximum of 5 years and will also be extendable for successive periods of identical duration. These licences are amortised on a straight-line basis over a period of between 1 year and 5 years, depending on the duration of the licence acquired.

Financial instruments

Financial assets

A)          Classification and valuation

The capital assets of the Company at 31 December 2018 and 2017 are classified under the category of “Loans and receivables”.

This category includes capital assets that originate from the sale of goods and the provision of  services for the Company’s traffic operations. In addition, credits for non-commercial

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

transactions are included in this category, which are defined as those capital assets that, not being equity instruments or derivatives, have no commercial origin, whose collections are determined or determinable in amount and that are not traded in an active market. Financial assets for which the Company may not recover substantially all of the initial investment due to circumstances other than credit impairment are not included in this category.

The initial valuation of capital assets is carried out at fair value. The fair value is, unless there is evidence to the contrary, the transaction price, which is equivalent to the fair value of the consideration paid plus the transaction costs that are directly attributable to it.

After the initial recognition, the capital assets included in this category are valued at their amortised cost. The accrued interest is recorded in the income statement using the effective interest rate method.

However, credits for commercial transactions with maturity not exceeding one year and that do not have a contractual interest rate, as well as advances and credits to personnel, dividends receivable and disbursements required on equity instruments, whose amount is expected to be received in the short term, are valued at their nominal value, both in the initial valuation and in the subsequent valuation, when the effect of not updating the cash flows is not significant.

Loans and receivables with a maturity of less than 12 months as of the balance sheet date are classified as current and those with maturities greater than 12 months are classified as non-current.

B)      Interest received on capital assets

Interest and dividends on capital assets accrued after the acquisition date are recognised as income in the abridged income statement. Interest should be recognised using the effective interest rate method.

For these purposes, in the initial valuation of capital assets, the amount of explicit interest accrued and not yet due at that time is recorded independently, according to their due date. “Explicit interests” means those obtained by applying the contractual interest rate of the financial instrument.

C)      Impairment of capital assets

The Company evaluates at the end of the year if the capital assets or group of capital assets are impaired.

Financial assets accounted for at amortised cost (loans and receivables)

The necessary valuation adjustments are made, provided there is objective evidence that the value of a capital asset, or group of capital assets, recorded at amortised cost, has deteriorated as a result of one or more events that have occurred after initial recognition and that cause a reduction or delay in the estimated future cash flows.

The impairment loss on these capital assets is the difference between their book value and the present value of the future cash flows that are estimated to be generated, discounted at the effective interest rate calculated at the time of initial recognition. For capital assets at a variable interest rate, the effective interest rate corresponding to the closing date of the abridged financial statements is used in accordance with the contractual conditions. Models

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

based on formulas or statistical methods are used to calculate the impairment losses of a group of capital assets.

Valuation corrections for impairment, as well as their reversal when the amount of the loss decreases due to causes related to a subsequent event, are recognised as an expense or an income, respectively, in the abridged income statement. The reversal of the impairment is limited to the book value of the loan that would be recognised at the date of reversal if the impairment had not been recorded.

D)      Derecognition of capital assets

The Company derecognises a capital asset, or part of it, when the contractual rights over the cash flows of the capital asset expire or are transferred, and it is necessary that the risks and benefits inherent to its property be transferred in a substantial manner, under certain circumstances. which are evaluated by comparing the exposure of the Company, before and after the assignment, to the variation in the amounts and in the calendar of the net cash flows of the transferred asset.

If the Company has not assigned or retained substantially the risks and benefits, the capital asset is retired when control of it has not been retained, a situation that is determined depending on the ability of the transferee to transfer that asset. If the Company maintains control of the asset, it continues to recognise it for the amount to which the transferred asset is exposed to changes in value, that is, due to its continued involvement, and recognises an associated liability.

When the capital asset is derecognised, the difference between the consideration received net of the attributable transaction costs, considering any new asset obtained less any assumed liability, and the book value of the capital asset, plus any accumulated amount that has been directly recognised in equity, it determines the gain or loss arising from retiring the asset, and is part of the result of the year in which it occurs.

The Company does not derecognise capital assets and recognises a financial liability for an amount equal to the consideration received in assignments of capital assets in which it has substantially retained the risks and benefits inherent to its property, such as in the discount of effects, “factoring with recourse”, sales of capital assets with a repurchase agreement at a fixed price or at the sale price plus interest and securitisations of capital assets in which the Company as a transferor retains subordinated financing or other guarantees that absorb substantially all the expected losses.

Financial liabilities

A)         Classification and valuation

The financial liabilities of the Company at 31 December 2018 and 2017 are classified under the category of “Debit and accounts payable”.

This category includes financial liabilities arising from the purchase of goods and services by the Company’s traffic operations. Also included in this category are debits from non- commercial transactions that are defined as financial liabilities that, not being derivative instruments, have no commercial origin.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

Upon their initial recognition in the abridged balance sheet, they are recognised at their fair value, which, except for evidence to the contrary, is the transaction price, which is equivalent to the fair value of the payment received adjusted by the directly attributable transaction costs.

After initial recognition, the financial liabilities included in this category are valued at their amortised cost. The interest earned is recognised in the abridged income statement using the effective interest method.

However, debits for commercial transactions with a maturity of no more than one year and that do not have a contractual interest rate, as well as the disbursements required by third parties on shares whose amount is expected to be paid in the short term, both in the initial valuation and in the subsequent valuation, they are recorded at their nominal value when the effect of not updating the cash flows is not significant.

B)      Derecognition of financial liabilities

The Company derecognises a financial liability when the obligation no longer exists. The Company also proceeds to retire its own financial liabilities that it acquires, even if it is with the intention of rerecognising them in the future.

When there is an exchange of debt instruments, as long as they have substantially different conditions, the original financial liability is written off and the new financial liability is recognised. A substantial modification of the current conditions of a financial liability is recorded in the same way.

The difference between the carrying amount of the financial liability or of the portion thereof that has been retired and the consideration paid, including directly attributable transaction costs, which includes any asset granted other than the cash and the assumed liability, is recognised in the abridged income statement for the year in which derecognition takes place.

When debt instruments that do not have substantially different conditions are exchanged, the original financial liability is not derecognised in the balance sheet and the fees paid are recognised as an adjustment to the carrying amount. The new amortised cost of the financial liability is determined by using the effective interest rate, which is equal to the carrying amount of the financial liability on the date of modification with the cash flows to be paid according to the new conditions.

Cash and other equivalent liquid assets

This heading includes cash in hand, bank current accounts and deposits and temporary acquisitions of assets that meet all of the following requirements:

• They are convertible into cash.

• At the time of acquisition, their maturity was not greater than three months.

• They are not subject to a significant risk of change in value.

• They are part of the Company’s normal treasury management policy.

Monetary items

Transactions in foreign currency are initially recorded at the exchange rate in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currency are

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

converted at the exchange rate in effect at the balance sheet date. The exchange differences, both positive and negative, that arise in this process, as well as those that occur when these assets are settled, are recognised in the abridged income statement for the year in which they arise.

Non-monetary items

Non-monetary items valued at historical cost are valued by applying the exchange rate of the date of the transaction.

Non-monetary items measured at fair value are valued by applying the exchange rate of the date of determination of fair value. Exchange differences are recorded directly in equity if the non-monetary item is valued against equity and in the short-listed abridged income statement if it is valued against the result of the year.

Corporation Income Tax

Concursos Multiplataformas, S.A. (Sole-Shareholder Company) is part of the Fiscal Consolidation Group 49/99 whose parent company is Mediaset España Comunicación, S.A. The calculation and liquidation of the consolidated Corporate Income Tax is carried out by the Parent Company, generating a credit or a debt with the Group companies.

The Corporate Income Tax expense for the year is calculated as the sum of the current tax, which results from the application of the corresponding tax rate on the taxable base for the year less the existing deductions and bonuses, and the variations produced during the financial year in the assets and liabilities for recorded deferred taxes. This is recognised in the income statement except in those cases in which this tax is directly related to items directly reflected in equity, in which case the tax is recognised under this heading.

Deferred taxes are recorded for the temporary differences existing at the balance sheet date between the tax base of the assets and liabilities and their accounting valuations. The amount attributed to the same for tax purposes is considered as the tax base of a patrimonial element.

The tax effect of temporary differences is included in the corresponding captions of “Deferred tax assets” and “Deferred tax liabilities” in the balance sheet.

The Company recognises a deferred tax liability for all taxable temporary differences, except, as the case may be, for the exceptions provided for in current regulations.

The Company recognises the deferred tax assets for all deductible temporary differences, unused tax credits and tax loss carryforwards pending compensation, insofar as it is probable that the Company will have future tax profits that allow the application of these assets, except, where appropriate, for the exceptions provided for in current regulations.

Revenue and expenses

Revenue and expenses are allocated based on the actual flow of goods and services they represent and regardless of when the monetary or financial flow deriving from them takes place.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

Revenue from sales and services

Revenues are accounted for based on the economic fund of the operation.

Revenues are recognised when it is probable that the Company will receive benefits for economic returns derived from the transaction and the amount of revenues and costs incurred or to be incurred can be reliably valued.

The proceeds of the contests are recorded for the amount collected, therefore, the related prizes are included in the “Other operating expenses” caption.

Classification of assets and liabilities as current and non-current

Assets and liabilities are presented in the balance sheet classified as current and non-current. For these purposes, assets and liabilities are classified as current when they are linked to the normal operating cycle of the Company and are expected to be sold, consumed, realised or liquidated during the course of the cycle; they are different from the previous ones and their expiration, alienation or realisation is expected to occur within a maximum period of one year; they are held for trading purposes or they are cash and other equivalent liquid assets whose use is not restricted for a period exceeding one year.

Related-party transactions

Transactions with related parties are accounted for in accordance with the valuation standards detailed above.

The Company performs all its operations with parties linked to market values. Also, the transfer prices are adequately supported and, therefore, the Company’s directors consider that there are no material risks in this regard that might give rise to significant liabilities in the future.

5.          INTANGIBLE ASSETS

The composition and movements of the intangible assets in the 2018 and 2017 financial years were as follows:

2018	01.01.2018	Additions	Disposals	31.12.2018
Cost
Game licences	51,217	—	—	51,217
Total	51,217	—	—	51,217

Accumulated amortisation
Game licences	(30,367)	(4,872)	—	(35,239)
Total	(30,367)	(4,872)	—	(35,239)

- Valuation adjustments		(15,978)	—	(15,978)
Net book value	20,850	(20,850)	—	—

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

2017	12.01.2017	Additions	Disposals	31.12.2017
Cost
Game licences
	41,217	10,000	—	51,217
Total	41,217	10,000	—	51,217
Accumulated amortisation			—
Game licences	(24,620)	(5,747)	—	(30,367)
Total	(24,620)	(5,747)	—	(30,367)
Net book value	16,597		—	20,850

The valuation adjustments made in the year 2018 for the amount of 15,978 euros correspond to the impairment recorded on the licences that the Company operated as described in Note 1.

At 31 December 2017, intangible assets fully depreciated and in use amounted to 12,500 euros.

On 12 January 2017, the intangible assets contributed by the Sole Shareholder in the operation described in Note 1 were recorded.

At 31 December 2017, the Company had registered in its intangible assets singular and general licences whose net book value amounted to 8,167 euros and 12,683 euros respectively.

6.     FINANCIAL INSTRUMENTS

6.1 Financial assets

The composition of capital assets at 31 December 2018 and 2017 are as follows:

	Loans, derivatives and others	Loans, derivatives and others
	2018	2017
Short-term financial assets
Loans and receivables	1,676,785	2,847,185
Total	1,676,785	2,847,185
		2,847,185

	2018	2017
Current capital assets
Trade and other receivables	—	1,714,931
Current investments in group companies and associates (Note 11)	1,676,785	1,132,254
Total	1,676,785	2,847,185

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

Valuation corrections:

In the balance sheet at 31 December 2018 and 2017, the balance of trade receivables is net of impairment corrections. The movement produced during the 2018 and 2017 exercises in the corrections is as follows

Cumulative correction to 1 January 2018	—
Allocation of the provision	304,213
Cumulative correction to 31 December 2018	304,213

The detail of the investments in Group companies and associates at 31 December 2018 and 2017 is as follows:

1.- Credit line with Mediaset España Comunicación, S.A.

The conditions of the line of credit between the Company and Mediaset España Comunicación, S.A. were the following at 31 December 2018 and 2017:

	In euros			Date
	Limit	Disposed 31.12.18	Interest rate	Concession	Maturity
Credit line with Mediaset España Comunicación, S.A.	10,000,000	1,676,785	Monthly Euribor (debit balance) Monthly Euribor + 2.50% (credit balance)	24/02/2017	31/12/2019

	In euros			Date
	Limit	Disposed 31.12.18	Interest rate	Concession	Maturity
Credit line with Mediaset España Comunicación, S.A.	10,000,000	1,132,254	Monthly Euribor (debit balance) Monthly Euribor + 2.50% (credit balance)	24/02/2017	31/12/2018

Risk management policies of financial instruments

In order to efficiently manage the risks faced by the Company, control and prevention mechanisms have been designed and implemented by the senior management of the Grupo Mediaset España Comunicación, of which the Company is part of in its Audit Committees, and developed operationally in the Corporate Governance standards and applied throughout the Group.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

Among the risks that are managed by the Group, we can distinguish three main lines of action, those related to covering credit risks, those aimed at covering liquidity risks and those aimed at covering market risks.

Credit risk management

Credit risk arises from the possible loss caused when contractual obligations are breached by the Company’s counterparties, i.e. due to the possibility of not recovering the capital assets at the amount recognised and by the deadline established.

The credit risk management policy has been designed to minimise the possible impacts of defaults on the part of its customers, both with the design of mechanisms that guarantee the collection and, where appropriate, with sufficient guarantees to secure it in deferred sales operations.

To manage credit risk, the Company distinguishes between capital assets originated by operating activities and investment activities:

Operational properties:

Practically all of the Company’s operating activities have been focused around the competitions.

The capital assets considered within the operating activities are mainly customers for sales and service provision.

As regards the age of the debt, this is constantly monitored by the Company, there being no significant risk situations at the end of the year.

Investing activities:

There is a Financial Risk Management Procedure Manual that establishes the general criteria that govern the investments of the Treasury surpluses of the Group of which the Company is a member and that roughly consist of the following:

•  They are made with financial organisations (national or foreign) of recognised solvency.

•  Invests in products of a conservative nature (bank deposits, debt repos, etc.) that, in general, guarantee the reimbursement of the invested capital.

•  The authorisations for the corresponding investments are limited according to the powers granted to the Group’s senior managers and in any case, they are greatly restricted (depending on the amount, CEOs, General Director of Management and Operations, Financial Director).

•  From the point of view of terms, a term of 3 months is not exceeded in general circumstances and the most frequent are investments with automatic availability of funds.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

Market risk management

Market risk is caused by the possible loss caused by changes in the fair value or in the future cash flows of a financial instrument due to changes in market prices. There are no financial risks associated with movements by significant interest rate.

Liquidity risk

Liquidity risk arises from the possible inability of the Company to avail itself of or to access liquid funds of a sufficient amount and at an appropriate cost to enable it to meet its payment obligations at all times. The objective of the Company is to maintain the necessary liquid assets.

The Group’s policies establish the minimum liquidity limits that must be maintained at all times:

•                  Excess liquidity can only be invested in certain types of  assets (see previous section on credit risk-investment activities) to guarantee their liquidity.

Foreign currency risk:

Regarding the exchange rate risk, the Company does not carry out significant transactions in foreign currency.

6.2 Financial liabilities

The composition of financial liabilities at 31 December 2018 and 2017 is as follows:

	2018	2017
Current financial liabilities
Short-term debts	15,800	15,800
Borrowings from Group companies and associates (Note 11)	—	518,512
Commercial creditors and other accounts payable	130,305	801,692
Total	146,105	1,336,004

The maturities of the contractual liabilities at 31 December 2018 and 2017 were less than one year.

a)             Short-term debts

At 31 December 2018 and 2017, the Company has short-term debts amounting to € 15,800, corresponding to prizes pending payment due to being in the process of being formalised.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

b)             Borrowing from Group companies and associates

	Euros
	2018	2017
Short-term debt with company Group by tax effect (corporate income tax) (Note 9)	—	518,512
	—	518,512

c)              Trade and other payables

	Euros
	2018	2017
Group companies and associates (Note 11)	43,519	184,822
Suppliers	86,786	616,870
	130,305	801,692

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

6.3       Information on the average period of payment to suppliers. Third additional provision. “ Disclosure requirements.” of Law 15/2010, of July 5.

The average period of payment to suppliers in commercial operations for the financial year 2018 and 2017 are as follows:

	2018	2017
	(Days)	(Days)
Average period of payment to suppliers	122	105
Ratio of paid transactions	74	120
Ratio transactions pending payment	304	46

	(Euros)	(Euros)
Total payments made	506,900	1,419,120
Total payments pending	134,880	373,050

In accordance with the ICAC Resolution, the average period of payment to suppliers was calculated by taking into account the commercial transactions corresponding to the delivery of goods or provision of services that took place from the date of entry into force of Law 31/2014, of 3 December.

Suppliers, for the exclusive purposes of giving the information provided in this Resolution, are the commercial creditors for debts with suppliers of goods or services, included under “Suppliers” and “Suppliers of Group and Associated companies” of the current liabilities of the abridged balance.

“Average period of payment to suppliers” is understood as the time elapsed between the date the supplier delivers the goods or provides the services and the date of actual payment.

It should be noted that the difference with respect to the maximum stipulated in the regulations on delinquency is due almost exclusively to the rigorous control exercised by the Company in relation to the mercantile and fiscal requirements that must be met by the invoices received and that implies that they are not paid until that the incidents detected have been corrected.

7.              CASH AND OTHER EQUIVALENT LIQUID ASSETS

The detail of this heading at 31 December 2018 and 2017 is as follows:

	Euros	Euros
	2018	2017
Current accounts and demand deposits	173,805	691,392
	173,805	691,392

Current accounts accrue the market interest rate for this type of accounts.

There are no restrictions on the use of these balances.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

8.              EQUITY

Share Capital

The Company was incorporated on 11 January 2017 by Premiere Megaplex, S.A. (Sole-Shareholder Company) as Sole Shareholder.

On 24 February 2017, the sale of 100% of the share capital of Concursos Multiplataformas, S.A. (Sole-Shareholder Company) that belonged to Premiere Megaplex, S.A. (Sole-Shareholder Company) to Mediaset España Comunicación, S.A. (Note 1).

The share capital at 31 December 2018 and 2017, amounts to 60,000 euros and is represented by 60,000 shares of 1.00 euros of face value each, fully subscribed and paid. The Sole Shareholder of the Company is Mediaset España Comunicación, S.A.

Other partner contributions

On 12 January 2017, the segregation project of Premiere Megaplex, S.A. (Sole-Shareholder Company), in favour of Concursos Multiplataformas, S.A. (Sole-Shareholder Company), according to which the bidding business is split in favour of the latter, staying in Premiere Megaplex, S.A. (Sole-Shareholder Company) the online gambling business (Note 1).

Said segregation project was registered in the Mercantile Registry of Madrid on 23 February 2017.

The list of assets and liabilities contributed by Premiere Megaplex, S.A. (Sole-Shareholder Company) from the segregation of the business of competitions were the following (in euros):

Intangible assets	16,597
Deferred tax assets	537
Non-current assets	17,134
Trade debtors and other receivables	2,326,329
Current assets	2,326,329
Total assets	2,343,463
Short-term debts	12,800
Short-term debts group companies	257,580
Commercial creditors and other accounts payable	1,013,701
Suppliers, group companies and associates	320,485
Other debts with Public Administrations	309,134
Current liabilities	1,913,700
Equity and liabilities	1,913,700

Total Contributions from Shareholders	429,763

The Management Organisations of the Segregated Company (Premiere Megaplex, S.A. (Sole-Shareholder Company) and of the Beneficiary Company (Concursos Multiplataformas,

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

S.A. (Sole-Shareholder Company) benefited from the special tax regime for mergers, divisions, contributions of assets, exchange of securities and change of registered office of a European Company or a European Cooperative Company from one EU Member State to another, established in chapter VII of title VII of Law 27/2014 of 27 November on Corporation Tax.

Legal reserve

Under commercial law, the Companies are obliged to allocate 10% of the profits for the year for the constitution of a reserve fund until it reaches, at least, an amount equal to 20% of the share capital. This reserve is not available and may only be used to cover, in the case of not having other reserves available, the debit balance of the income statement.

At 31 December 2018, the legal reserve was constituted.

Voluntary reserves

The Company has 1,544,181 euros at 31 December 2018 as fully distributable voluntary reserves.

9.              TAXES

Under the current law, taxes cannot be deemed to have been definitively settled until the tax returns filed have been reviewed by the tax authorities or until the limitations period, currently established at four years, has expired.

The Company would be open to inspection for the concepts and periods that are detailed below:

Concept(s):	Periods
Income Tax	2017
Retention/Income to Account Work/Professional Income	2017-2018
Tax on Game activities	2017-2018

By constituting the main activity of the Company the activity of the game does not present periodic VAT returns in accordance with section 20.19º of the Law 37/1992, of 28 December, of the Value-Added Tax.

In the opinion of the Company’s directors, as well as its tax advisors, based on the best interpretation of the rules currently in force, there are no significant tax contingencies that could arise, in the event of inspection, of possible different interpretations of the tax regulations applicable to the operations carried out by the Company. Therefore, it has not been considered necessary to include any provision in this respect in the abridged balance attached.

The detail of the relative balances and current fiscal liabilities at 31 December 2018 and 2017 is as follows:

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY)

(FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

	Euros
	2018	2017
Personnel income tax withholdings	—	79
Tax on gaming activities	86	177,723
Other debts with Public Administrations	86	177,802

Law 13/2011, of 27 May, on the regulation of gambling, establishes a tax on gaming activities, whose taxable event consists of the authorisation, celebration or organisation of games, raffles, contests, bets and activities at the state level, as well as random combinations for advertising or promotional purposes, also at the state level.

Both the taxable base and the tax rate depend on the type of game under that Act.

9.1      Company Tax Calculation

The reconciliation between the net amount of income and expenses for the year and the tax base (tax result) of the Corporation Tax is as follows:

	Income statement
	Increases	Decreases	Total
2018
Income and expense for the year	(255,917)	—	(255,917)
Continuing Operations	(255,917)	—	(255,917)
Income Tax	(255,917)	—	(255,917)
Continuing Operations	(85,305)	—	(85,305)
	(85,305)	—	(85,305)
Income and expenses for the year before tax	(341,222)	—	(341,222)
Temporary differences	—	15,763	15,763
Tax result (fiscal result)	(341,222)	15,763	(325,459)

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

	Increases	Income statement Decreases	Total
2017
Income and expense for the year	1,556,181	—	1,556,181
Continuing Operations	1,556,181	—	1,556,181
	1,556,181	—	1,556,181
Income Tax
Continuing Operations	518,727	—	518,727
	518,727	—	518,727
Income and expenses for the year before tax	2,074,908	—	2,074,908
Temporary differences	—	(715)	(715)
Tax result (fiscal result)	2,074,908	(715)	2,074,193

The temporary differences are due to the different criteria between taxation and accounting in the treatment of depreciation, as well as the non-deductible expenses due to the deterioration of the Gaming Licences.

The reconciliation between the expense/(income) for Company Tax and the result of multiplying the types of liens applicable to the total of recognised income and expenses, differentiating the balance of the abridged income statement, is as follows:

Euros
Income statement
2018
Income and expenses for the year before tax	(341,222)
Theoretical tax charge (tax rate 25%)	(85,305)
Temporary differences	3,940
Effective tax expense/(income)	(81,365)

Euros
Income statement
2017
Income and expenses for the year before tax	2,074,908
Theoretical tax charge (tax rate 25%)	518,727
Temporary differences	(179)
Tax credits	(36)
Effective tax expense/(income)	518,512

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

The corporation tax expense is broken down as follows:

Euros
Income statement
2018
Theoretical tax charge (tax rate 25%)	81,365
Temporary differences	3,940
Effective tax expense/(income)	85,305

Euros
Income statement
2017
Theoretical tax charge (tax rate 25%)	(518,727)
Temporary differences	(215)
Effective tax expense/(income)	(518,942)

The fee to pay/return for the year 2018 and 2017 is broken down as follows:

Euros
2018
2018
Tax base:	(325,459)
Gross tax payable:	(81,365)
Tax credits	(10)
Corporation Tax payable (Note 11)	(81,375)

Euros
2018
2017
Tax base:	2,074,193
Gross tax payable:	518,548
Tax credits	(36)
Corporation Tax payable (Note 11)	518,512

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

9.2      Deferred tax assets

The detail and movements of the items that comprise the deferred tax assets are the following:

	01.01.2018	Income statement		31.12.2018
2018
Deferred tax assets
Amortisation adjustments	323	(55)	(10)	258
Adjust non-deductible expenses Impairment Licence	—	3,995	—	3,995
	323	3,940	(10)	4,253

	12.01.2017	Income statement	31.12.2017
2017
Deferred tax assets
Amortisation adjustments	538	(215)	323
	538	(215)	323

There are no tax incentives applied in the year, nor consequently commitments assumed in relation to them.

In accordance with the Law 27/2014 of 27 November of the Corporation Tax, if by virtue of the applicable rules for the determination of the tax base, it is negative, its amount could be compensated in the following years, without a time limit.

10.  REVENUE AND EXPENSES

a)         Breakdown of revenue

The distribution of the net amount of the turnover of the Company corresponding to its ordinary activities is the following at 31 December 2018 and 2017:

	Euros
	2018	2017
Game income
Participations in contests	114,975	4,861,282
	114,975	4,861,282

The totality of the Company’s income during financial year 2018 and 2017 comes from participation in contests, in which contestants participate through telephone calls or text messages in order to be eligible for a prize in cash or in kind.

The Company entrusts a third party with the management of its income obtained, as well as the provision of various services, such as those necessary to facilitate the participation of

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

users. Revenues for the 2018 and 2017 financial years have been invoiced almost entirely to this company as well as part of the expenses for the services rendered.

All of the income comes from Spain.

b)             Procurements

The breakdown for the years ended 31 December 2018 and 2017 is as follows:

	Euros
	2018	2017

Procurements
Work performed by other companies	(37,082)	959,928
	(37,082)	959,928

c)              Other operating expenses

The breakdown of other operating expenses for the years ended 31 December 2018 and 2017 is as follows:

	Euros
	2018	2017
Concessions and licences	—	888
Independent professional services	64,606	68,451
Other transport	—	38
Insurance	55	75
Prizes	73,727	802,321
Other expenses and services	7,622	66,188
Taxes other than income tax	21,622	881,566
	167,632	1,819,527

11.        RELATED-PARTY TRANSACTIONS

Related companies

The related parties with which the Company carried out transactions in 2018 and 2017 and the nature of the relationship in each case are as follows:

Name	Nature of the relationship
Mediaset España Comunicación, S.A.	Sole shareholder
Producciones Mandarina, S.L.	Related company
La Fábrica de la Tele, S.L.	Related company
Supersport Televisión, S.L.	Related company

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

The balances held with the related parties detailed in the table above at 31 December 2018 and 2017 are as follows:

	Group companies and
	associates (Note 6.2)
	31.12.18	31.12.17
Mediaset España Comunicación, S.A.	—	4,056
La Fábrica de la Tele, S.L.	43,155	176,456
Supersport Televisión, S.L.	364	4,310
	43,519	184,822

	Short-term debts with Group
	Companies (tax effect) (Note		Current accounts with creditor
	6.2)		Group Companies (Note 6.1)
	31.12.18	31.12.17	31.12.18	31.12.17
Mediaset España Comunicación, S.A.	—	518,512	1,676,785	1,132,254
	—	518,512	1,676,785	1,132,254

	Short-term debt with Group
	Companies (tax effect)
	(Note 6.2)
	31.12.18	31.12.17
Mediaset España Comunicación, S.A.	81,375	—
	81,375	—

The transactions carried out with the related parties detailed above for the financial year 2018 and 2017 are as follows:

	Procurements		Interest expense accrued
	31.12.18	31.12.17	31.12.18	31.12.17
Mediaset España Comunicación, S.A.	23,902	3,781	—	404
La Fábrica de la Tele, S.L.	1,945	235,743	—	—
Producciones Mandarina, S.L.	—	16,200	—	—
Supersport Televisión, S.L.	62	5,935	—	—
	25,909	261,659	—	404

The transactions carried out with the linked parties are related to the normal traffic of the Company and are carried out at market terms.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

Directors and Senior executives

During the year, the Company’s Directors did not carry out transactions with the Company or with other Companies of its Group, unrelated to its ordinary traffic or regardless of market conditions.

During the years 2018 and 2017, no individual has represented the Company in management bodies, since it has not been a legal organisation administrator in any company.

a)             Remuneration of Directors and Senior Management

During financial years 2018 and 2017, insurance premiums for civil liability of the Directors for damages incurred during the year have not been paid.

The Directors do not receive remuneration for the performance of their position. There are no members of Senior Management in the Company as their functions are assumed by the Sole Shareholder.

At 31 December 2018 and 2017, the Company has no obligations in respect of pensions and life insurance with respect to the previous or current members of the management body, nor does it have obligations assumed on behalf of them as collateral.

At 31 December 2018 and 2017 there are no advances or credits in favour of the Directors.

b)             Other information regarding the Directors

In accordance with section 229.3 of the Ley de Sociedades de Capital (Spanish Companies Act), no communication has been received from the Directors in which they state that they are in a situation of direct or indirect conflict with the interest of the Company in accordance with applicable law.

12.       OTHER INFORMATION

a)             Employees structure

At 31 December 2018 and 2017, the Company did not have hired personnel.

b)             Audit fees

The fees corresponding to the audit of the Abridged Financial Statements corresponding to the 2018 and 2017 financial years have amounted to 6,500 euros each year (7,865 euros with VAT).

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

13.       COMMITTED GUARANTEES WITH THIRD PARTIES

At 31 December 2018 and 2017, the situation of the constituted guarantees is as follows:

	Euros
	2018	2017
DGOJ constituted guarantees	250,000	250,000
	250,000	250,000

The mentioned endorsement is constituted before the General Directorate for the Regulation of Gambling (DGOJ), linked to the singular licences for the development and exploitation of the different games.

14.       SIGNIFICANT EVENTS AFTER THE REPORTING DATE

On 21 January 2019, the Company received a Resolution from the General Directorate for the Regulation of Gambling in which the resignation made by the Company in relation to the Game licences of the singular and general type it was in possession of was accepted.

On 4 June 2019, the Sole Shareholder of the Company agreed to modify the corporate name of the previous Concursos Multiplataformas, S.A. (Sole-Shareholder Company) to the current Grupo Audiovisual Mediaset España Comunicación, S.A. (Sole-Shareholder Company) and, also, has agreed to modify the previous administration body, formed by a single administrator, by a Board of Directors formed by 4 directors, all of whom having accepted the appointments on the same date.

Both resolutions passed by the Sole Shareholder have been notarised on 6 June 2019 and are in the process of being registered in the Mercantile Registry.

All these agreements are framed within a corporate transaction in the process of being carried out by the Grupo Mediaset España Comunicación, detailed in Note 2.3.

GRUPO AUDIOVISUAL MEDIASET ESPAÑA COMUNICACIÓN, S.A. (SOLE-SHAREHOLDER COMPANY) (FORMERLY Concursos Multiplataformas, S.A. (SOLE-SHAREHOLDER COMPANY)

Notes to the Abridged financial statements for the year ended 31 December 2018

(Expressed in euros)

15.       Explanation added for translation to English.

These financial statements are presented on the basis of the regulatory financial reporting framework applicable to the company in Spain (see Note 2.1). Certain accounting practices applied by the Company that conform with that regulatory financial reporting framework may do not conform with other generally accepted accounting principles and rules.

Paolo Vasile	Mario Rodríguez Valderas	Massimo Musolino	Manuel Villanueva de Castro